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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    ALLIED RISER COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                         75-2789492
--------------------------------------------   --------------------
   (State of Incorporation or Organization)    (I.R.S. Employer
                                                Identification no.)

  1700 Pacific Avenue, Dallas, Texas                 75201
--------------------------------------------   --------------------
  (Address of Principal Executive Offices)         (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this
form relates:    333-85597
               --------------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class               Name of Each Exchange on Which
         to be so Registered               Each Class is to be Registered
         -------------------               -------------------------------

         Common Stock, par value           NASDAQ National Market
         $0.0001 per share

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                      ------------------------------------
                                (Title of Class)


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1, as amended (File No. 333-85597) (the "Registration Statement"), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

ITEM 2.           EXHIBITS

                  The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference.

Exhibit
Number                             Description of Exhibit

   1. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement)

   2. Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement)

   3. Registration Rights Agreement, dated as of November 23, 1998, among the Registrant and the stockholders named therein (incorporated by reference to Exhibit 4.3 to the Registration Statement)

   4. First Amendment to Registration Rights Agreement, dated as of December 30, 1998 (incorporated by reference to Exhibit 4.3.1 to the Registration Statement)

   5. Second Amendment to Registration Rights Agreement, dated as of August 18, 1999 (incorporated by reference to Exhibit 4.3.2 to the Registration Statement)

   6. Third Amendment to Registration Rights Agreement, dated as of August 18, 1999 (incorporated by reference to Exhibit 4.3.3 to the Registration Statement)

   7. Specimen Certificate for the Registrant's common stock (incorporated by reference to Exhibit 4.1 to the Registration Statement)



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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  October 25, 1999


                                  Allied Riser Communications Corporation


                                  By:  /s/ Michael R. Carper
                                       -----------------------------------------
                                       Name:   Michael R. Carper
                                       Title:  Senior Vice President and
                                               General Counsel